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                                                                  Exhibit 10.17

                      TERMINATION AGREEMENT

     TERMINATION AGREEMENT made as of the 15th day of May, 1997 by and between CRA Managed Care, Inc., a Massachusetts corporation (the "Company"), and Lois E. Silverman, an individual residing in Boston, Massachusetts (the "Employee").

     WHEREAS, the Company and Employee entered into an Employment Agreement dated March 8, 1994, as amended January 24, 1996 (the "Employment
Agreement");

     WHEREAS, the Employee is Chairman of the Company;

     WHEREAS, the Company has entered into an Agreement and Plan of Reorganization dated as of April 21, 1997 (the "Reorganization Agreement") pursuant to which the Company will be merged (the "Merger") with a newly formed subsidiary of Concentra Managed Care, Inc. ("Concentra"), at which time the Employee will resign as Chairman of the Company and will terminate her employment by the Company, and will commence serving as a Director of Concentra;

     NOW, THEREFORE, the parties agree as follows:

     1. TERMINATION OF EMPLOYMENT. The Company and the Employee agree that upon consummation of the Merger, the Employment Agreement shall terminate, the Employee's status as an employee of the Company shall terminate, and all obligations of the Company under the Employment Agreement shall terminate. Until consummation of the Merger, the Employment Agreement shall continue in full force and effect, and Employee shall continue to receive all salary payments and other benefits set forth therein.

      2. TERMINATION PAYMENT. The Company further agrees that upon consummation of the Merger, the Company shall pay, or shall cause to be paid on its behalf, a cash payment to the Employee in the amount of Three Hundred Thousand Dollars ($300,000) in full and complete discharge of all further obligations under the Employment Agreement.

     3. MEDICAL BENEFITS. The Company agrees that for a period of 18 months following consummation of the Merger, the Company shall permit the Employee and her spouse to participate, at their cost, in all medical benefit plans made available to senior executives of the Company.

     4. DIRECTOR STATUS. It is acknowledged that it is intended that upon consummation of the Merger the Employee will commence serving as a director of Concentra, and that Donald J. Larson, in his capacity as a shareholder of the Company, has agreed pursuant to a separate instrument, and subject to the condition therein stated, to vote the shares of Concentra which he will receive upon consummation of the Merger in favor of the director of the Employee or her designee, reasonably acceptable to the board of Concentra, as a director of Concentra. It is acknowledged that in such event the Employee or her designee shall be entitled to receive the same compensation as is paid to either non-employee directors of Concentra.



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     5.   REGISTRATION RIGHTS.  The Employee has previously been granted registration rights by the Company with respect to her shares of the Company. The Company agrees that prior to consummation of the Merger, it will cause Concentra to execute a registration rights agreement according to Employee registration rights with respect to her shares of Concentra comparable to those previously granted by the Company.

     6. MISCELLANEOUS. Promptly following consummation of the Merger, the Company shall have delivered, at the Company's expense, to such location as is specified by the Employee all furniture and other personal items maintained by the Employee in her office. In addition, the Company shall forward to the Employee immediately all telephone calls and facsimiles received at the Company and addressed to the Employee, and shall forward as soon as practicable, and in all events within one week after receipt, all correspondence received by the Company and addressed to the Employee.

     Executed as of the date first above written.

                              CRA MANAGED CARE, INC.



                              By: /s/ Donald J. Larson
                                  _____________________________


                                  /s/ Lois E. Silverman
                                  ______________________________
                                  Lois E. Silverman